Exhibit 99.1

ADVISORY BOARD AGREEMENT

THIS ADVISORY BOARD AGREEMENT (“Agreement”) is dated May 31, 2006 between Acro Inc, a corporation with offices at 18 Halevna Street, Timrat, Israel 23840 (the “Company”) and Professor Richard Lerner (the “Advisor”).

NOW THEREFORE THIS AGREEMENT WITNESSES as follows:

1.1 Appointment of Advisor. The Company hereby agrees to appoint the Advisor as a member of the Company’s Advisory Board (the “Advisory Board”) and the Advisor hereby agrees to be a member of the Advisory Board upon the execution of this Agreement. The Advisor will advise the Company from time to time on issues as requested by the Company. The Company will notify the public of the Advisor’s position. The Advisor will make himself reasonably available to attend meetings or for conversations to discuss the business of the Company at the Company’s request.

1.2 Restricted Shares. As compensation for being a member of the Advisory Board pursuant to this Agreement, the Company agrees to grant 8,333 shares of the Company’s common stock (the “Shares”) to the Advisor at the end of every financial quarter of the Company in which the Advisor serves as a member of the Advisory Board, but not more than 100,000 shares.

1.3 Advisor’s Acknowledgements. The Advisor acknowledges that the Shares will not be registered under the laws of any country, including the United States Securities Act of 1933 (the “1933 Act”), or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons, except in accordance with the provisions of Regulation S under the 1933 act, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and only in accordance with all applicable securities laws. "United States" and "U.S. Person" are as defined by Regulation S under the 1933 Act.

1.4 Expenses. The Company will reimburse the Advisor for pre-approved expenses necessarily incurred by the Advisor carrying out his duties.

1.5 Termination. This Agreement is deemed effective upon execution and will continue in force and effect unless terminated by either party who shall be entitled, at any time, to terminate this Agreement upon 30 days written notice delivered to the other party.

1.6 Maintenance of Confidential Information. The Advisor acknowledges that in the course of his appointment hereunder the Advisor may have access to Confidential Information. The Advisor acknowledges that Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly, the Advisor covenants and agrees that during the term of this Agreement and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the Advisor, the Advisor will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

1.7 Entire Agreement. The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

Acro Inc.
Per: ________________________________
Authorized Signatory
Name: Yami Tarsi
Title: CEO

EXECUTED in the presence of:	)
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Signature of Witness	)
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Print Name of Witness	)	_____________________________________
_____________________________________	)	Richard Lerner
Address of Witness	)
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Occupation of Witness	)
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